UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2024

Qualigen Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37428	26-3474527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5857 Owens Avenue, Suite 300, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

(760) 452-8111

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.001 per share	QLGN	The Nasdaq Capital Market of The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 4.01.	Change in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On July 11, 2024, Qualigen Therapeutics, Inc. (the “Company”) notified Baker Tilly US, LLP (the “Former Auditor”) of its dismissal, effective as of the same day, as the Company’s (and its accounting predecessor’s) independent registered public accounting firm. The Former Auditor served as the Company’s auditor since 2018. The decision to change the independent public accounting firm was approved by the audit committee of the Company’s board of directors (the “Audit Committee”).

The reports of the Former Auditor on the Company’s financial statements for the fiscal years ending December 31, 2023 and 2022 and the Company’s balance sheets as of December 31, 2023 and 2022, did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern in their audit opinions dated April 5, 2024 and May 2, 2023.

During the period from April 1, 2018 through July 11, 2024, the period during which the Former Auditor was engaged as the Company’s (and its accounting predecessor’s) independent registered public accounting firm, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Former Auditor, would have caused the Former Auditor to make reference to the subject matter of the disagreements as defined in Item 304(a)(1)(iv) of Regulation S-K in connection with any reports it would have issued. The Former Auditor communicated a material weakness to the Company’s Audit Committee. The Audit Committee discussed the material weaknesses with Baker Tilly and the Company has authorized Baker Tilly to respond fully to inquiries of the successor independent registered public accounting firm concerning the material weaknesses. There were no other “reportable events” as such term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has authorized the Former Auditor to respond fully to any inquiries of the Company’s new audit firm, WithumSmith+Brown, PC (“Withum”), relating to its engagement as the Company’s independent registered public accounting firm. The Company provided the Former Auditor with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that the Former Auditor furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, stating the respects in which it does not agree. A copy of the letter provided by the Former Auditor, dated July 15, 2024, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

New Independent Registered Public Accounting Firm

On July 11, 2024, the Company engaged Withum as the Company’s independent registered public accounting firm, effective as of the same day, in order to audit and express an opinion on the consolidated financial statements of the Company for the year ending December 31, 2024. The engagement of Withum was authorized by the Audit Committee.

From April 1, 2018 through July 11, 2024, the period during which the Former Auditor was engaged as the Company’s (and its accounting predecessor’s) independent registered public accounting firm, the Company did not consult with Withum regarding (1) the application of accounting principles to a specified transaction, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Letter from Baker Tilly US, LLP, addressed to the Securities and Exchange Commission, dated July 15, 2024.

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALIGEN THERAPEUTICS, INC.

Date: July 15, 2024	By:	/s/ Michael S. Poirier
Michael S. Poirier, Chief Executive Officer